Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use of our report dated February 7, 1996 (except for the note on other matters, as to which the date is February 13, 1996), on the consolidated financial statements of Logansport Financial Corp. and subsidiary incorporated by referenced in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission.


Geo. S. Olive & Co. LLC



Indianapolis, Indiana
September 24, 1996